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                                                                      Exhibit 21

                              HUBBELL INCORPORATED
                                AND SUBSIDIARIES

                      LISTING OF SIGNIFICANT SUBSIDIARIES

                                                       State or Other       Percentage
                                                       Jurisdiction of       Owned By
                                                        Incorporation       Registrant
                                                       ---------------      ----------
        The Kerite Company                                Connecticut          100%

        Hubbell, Ltd.                                     England              100%

        Hubbell Canada Inc.                               Canada               100%

        Killark Electric Manufacturing Company            Missouri             100%

        The Ohio Brass Company                            Delaware             100%

        Raco Inc.                                         Delaware             100%

        Hubbell Industrial Controls, Inc.                 Delaware             100%

        Hubbell Plastics, Inc.                            Delaware             100%

        Harvey Hubbell Caribe, Inc.                       Delaware             100%

        Hubbell Lighting, Inc.                            Connecticut          100%

        Hubbell-Bell, Inc.                                Connecticut          100%

        Pulse Communications, Inc.                        Virginia             100%

        Hubbell Premise Wiring, Inc.                      Delaware             100%

        Bryant Electric, Inc.                             Delaware             100%

        Harvey Hubbell S.E. Asia (Pte.) Ltd.              Singapore            100%

        Hipotronics, Inc.                                 Delaware             100%

        E. M. Wiegmann & Company, Inc.                    Missouri             100%

        Wepawaug Development Corp.                        Connecticut          100%

        A. B. Chance Industries, Inc.                     Delaware             100%